UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023

SVB Financial Group

(Exact Name of Company as Specified In Its Charter)

Delaware	001-39154	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive

Santa Clara, California 95054-1191

(Address of principal executive offices) (Zip Code)

(408) 654-7400

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SIVB	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/40th interest in a share of 5.250% Fixed Rate Non- Cumulative Perpetual Preferred Stock, Series A	SIVBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 17, 2023, SVB Financial Group (the “Company”) announced that it had filed a voluntary petition in the United States Bankruptcy Court for the Southern District of New York for relief under the provisions of Chapter 11 of Title 11 of the United States Code on March 17, 2023 (the “Chapter 11 Case”). The filing of the Chapter 11 Case, as previously disclosed in the Form 8-K filed by the Company on March 17, 2023, which is incorporated herein by reference, constituted an event of default under, or otherwise triggered repayment obligations with respect to, various debt instruments and documents described below (the “Debt Documents”). Actions to enforce the payment obligations under the Debt Documents are stayed as a result of the filing of the Chapter 11 Case.

Senior Notes

The filing of the Chapter 11 Case constituted an “event of default” under the indenture, dated as of September 20, 2010, between the Company and U.S. Bank National Association, as trustee (the “Indenture Trustee”), as amended by that certain First Supplemental Indenture, dated as of April 28, 2022, between the Company and the Indenture Trustee (together, the “Debt Securities Indenture”). Specifically, the filing of the Chapter 11 Case constituted an event of default under the following senior unsecured notes of the Company issued pursuant to the Debt Securities Indenture:

•	$350,000,000 of 3.50% Senior Notes due in January 2025;

•	$500,000,000 of 3.125% Senior Notes due in June 2030;

•	$500,000,000 of 1.800% Senior Notes due February 2031;

•	$500,000,000 of 2.100% Senior Notes due May 2028;

•	$650,000,000 of 1.800% Senior Notes due October 2026;

•	$350,000,000 of 4.435% Senior Fixed Rate/Floating Rate Notes due April 2028; and

•	$450,000,000 of 4.570% Senior Fixed Rate/Floating Rate Notes due April 2033.

All obligations under the Debt Securities Indenture have become automatically due and payable without further action on the part of the Indenture Trustee or any other person.

Boston Private Trusts

In 2021, the Company assumed two statutory trusts during its merger with Boston Private Financial Holdings, Inc. (“Boston Private”). These trusts were formed for the purpose of issuing trust preferred securities and investing the proceeds in junior subordinated debentures. The preferred securities represent an undivided beneficial interest in the assets of the trusts. The Company owns all of the trusts’ common securities and the junior subordinated debentures are payable to the preferred stockholders of the trusts.

Boston Private Capital Trust II Junior Subordinated Debentures (“Trust II”)

The appointment of the Federal Deposit Insurance Corporation as receiver for Silicon Valley Bank, as previously disclosed in the Form 8-K filed by the Company on March 10, 2023, which is incorporated herein by reference, and the Chapter 11 Case filing constituted “events of default” under the indenture, dated as of September 27, 2005, between Boston Private and Wilmington Trust Company, as trustee (the “BP II Indenture Trustee”), as amended by that certain First Supplemental Indenture, dated as of July 1, 2021, by and among the BP II Indenture Trustee, the Company and Boston Private (together, the “BP II Indenture”), pursuant to which the Company assumed the obligations of the junior subordinated debentures issued by Boston Private, of which approximately $100,000,000 remain outstanding. All obligations under the BP II Indenture have become automatically due and payable without further action on the part of the BP II Indenture Trustee or any other person.

The Chapter 11 Case filing also triggers a termination of Trust II, pursuant to which the holders of the trust preferred securities are entitled to receive the junior subordinated debentures or an aggregate liquidation amount of equal value thereto. The Company is obligated to pay amounts owed to the holders of trust preferred securities as guarantor of Trust II. As of December 31, 2022, there were $100 million of trust preferred securities outstanding.

Boston Private Capital Trust I Junior Subordinated Debentures (“Trust I”)

The Chapter 11 Case filing constituted an “event of default” under the indenture, dated as of October 12, 2004, between Boston Private and SunTrust Bank, as trustee, as amended by that certain First Supplemental Indenture, dated as of July 1, 2021, by and among U.S. Bank National Association, as successor trustee (the “BP I Indenture Trustee”), the Company and Boston Private (together, the “BP I Indenture”), pursuant to which the Company assumed the obligations of the junior subordinated debentures issued by Boston Private, of which less than $1,000,000 remain outstanding. All obligations under the BP I Indenture have become due and payable upon notice from the BP I Indenture Trustee or at least 25% of the holders of the junior subordinated debentures or Trust I preferred securities.

The Chapter 11 Case filing also triggers a termination of Trust I, pursuant to which the holders of the trust preferred securities are entitled to receive the junior subordinated debentures or an aggregate liquidation amount of equal value thereto. The Company is obligated to pay amounts owed to the holders of trust preferred securities as guarantor of Trust I. As of December 31, 2022, there were less than $1 million of trust preferred securities outstanding.

Item 7.01.	Regulation FD Disclosure.

On March 20, 2023, the Company issued a press release announcing the filing of “First Day Motions” in connection with the Chapter 11 Case. A copy of the press release is attached as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Trading in the Company’s Securities

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Case will be highly speculative and will pose substantial risks. The Chapter 11 Case may result in holders of the Company’s securities receiving no value for their interests. Because of such a possibility, the trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Chapter 11 Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. Forward-looking statements are statements that are not historical facts and generally can be identified by the use of such words as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words or comparable terminology. Although the Company believes that the expectations reflected in the Company’s forward-looking statements are reasonable, the Company has based these expectations on its current beliefs as well as its assumptions, and such expectations may not prove to be correct. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside the Company’s control. Forward-looking statements related to the Company’s actual results of operations and financial performance could differ significantly from those expressed in or implied by the Company’s forward-looking statements. The forward-looking statements included in this disclosure are made only as of the date of this disclosure. The Company does not intend, and undertakes no obligation, to update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of SVB Financial Group Announcing First Day Motion Filings, dated March 20, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SVB Financial Group (Company)

Date: March 22, 2023	By:	/s/ William Kosturos
	Name:	William Kosturos
	Title:	Chief Restructuring Officer